UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

Vine Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40239	81-4833927
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5800 Granite Parkway, Suite 550, Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 606-0540

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VEI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On March 24, 2021, Vine Energy Inc. (the “Company”) completed the sale of 3,225,000 shares (the “Shares”) of its Class A common stock, par value $0.01 per share (“Class A Common Stock”), at a price of $14.00 per share less the underwriting discount pursuant to the underwriters’ exercise in full of their over-allotment option granted in connection with the previously announced underwritten initial public offering of 21,500,000 shares of Class A Common Stock. This sale of additional Shares yielded approximately $43 million of additional net proceeds to the Company. The offering of the Shares was registered pursuant to the Company’s registration statement on Form S-1 (File No. 333-253366), which the Securities and Exchange Commission declared effective on March 17, 2021.

On March 24, 2021, the Company issued a press release relating to the foregoing, which has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K is being furnished pursuant to Item 7.01, and the information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be incorporated by reference into any previous or future filing by the registrant under the Securities Act of 1933, as amended, or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Vine Energy Inc., dated March 24, 2021.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Vine Energy Inc.

Date: March 24, 2021	By:	/s/ Eric D. Marsh
	Name:	Eric D. Marsh
	Title:	President, Chief Executive Officer and Chairman of the Board

[Signature Page to Over-Allotment 8-K]